Exhibit 4.1

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                           SPEEDWAY MOTORSPORTS, INC.

                                  $125,000,000

                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2007

                             -----------------------

                                    INDENTURE

                           DATED AS OF AUGUST 4, 1997

                             ----------------------

                        FIRST TRUST NATIONAL ASSOCIATION,

                                   AS TRUSTEE





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



                              CROSS-REFERENCE TABLE

Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of August 4, 1997.


TRUST
INDENTURE
ACT                                                             INDENTURE
SECTION                                                         SECTION

ss.310(a)(1)      ..............................................7.10
      (a)(2)      ..............................................7.10
      (a)(3)      ..............................................N.A.
      (a)(4)      ..............................................N.A.
      (a)(5)      ..............................................7.10
      (b)         ..............................................7.08; 7.10
      (c)         ..............................................N.A.
ss.311(a)         ..............................................7.11
      (b)         ..............................................7.11
      (c)         ..............................................N.A.
ss.312(a)         ..............................................2.05
      (b)         ..............................................12.03
      (c)         ..............................................12.03
ss.313(a)         ..............................................7.06
      (b)         ..............................................7.06
      (c)         ..............................................7.06
      (d)         ..............................................7.06
ss.314(a)         ..............................................4.03
      (b)         ..............................................N.A.
      (c)(1)      ..............................................12.04
      (c)(2)      ..............................................12.04
      (c)(3)      ..............................................N.A.
      (d)         ..............................................N.A.
      (e)         ..............................................12.05
      (f)         ..............................................12.14
ss.315(a)         ..............................................7.01(b)
      (b)         ..............................................7.05
      (c)         ..............................................7.01(a)
      (d)         ..............................................7.01(c)
      (e)         ..............................................6.11
ss.316(a)         ..............................................2.08
      (a)(1)(A)   ..............................................6.05
      (a)(1)(B)   ..............................................6.04
      (a)(2)      ..............................................N.A.
      (b)         ..............................................6.07
      (c)         ..............................................N.A.
ss.317(a)(1)      ..............................................6.03; 6.08
      (a)(2)      ..............................................6.09
      (b)         ..............................................2.04
ss.318(a)         ..............................................12.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE......................................  1
         Section 1.01.  Definitions.......................................................  1
         Section 1.02.  Incorporation by Reference of Trust Indenture Act................. 15
         Section 1.03.  Rules of Construction............................................. 15

ARTICLE II THE NOTES...................................................................... 16
         Section 2.01.  Form and Dating................................................... 16
         Section 2.02.  Execution and Authentication...................................... 16
         Section 2.03.  Registrar and Paying Agent........................................ 17
         Section 2.04.  Paying Agent to Hold Money in Trust............................... 17
         Section 2.05.  Holder Lists...................................................... 18
         Section 2.06.  Transfer and Exchange............................................. 18
         Section 2.07.  Replacement Notes................................................. 24
         Section 2.08.  Outstanding Notes................................................. 24
         Section 2.09.  Treasury Notes.................................................... 25
         Section 2.10.  Temporary Notes................................................... 25
         Section 2.11.  Cancellation...................................................... 25
         Section 2.12.  Defaulted Interest................................................ 25

ARTICLE III REDEMPTION AND PREPAYMENT..................................................... 26
         Section 3.01.  Notices to Trustee................................................ 26
         Section 3.02.  Selection of Notes to Be Redeemed................................. 26
         Section 3.03.  Notice of Redemption.............................................. 26
         Section 3.04.  Effect of Notice of Redemption.................................... 27
         Section 3.05.  Deposit of Redemption Price....................................... 27
         Section 3.06.  Notes Redeemed in Part............................................ 28
         Section 3.07.  Optional Redemption............................................... 28
         Section 3.08.  Mandatory Redemption.............................................. 28

ARTICLE IV COVENANTS...................................................................... 28
         Section 4.01.  Payment of Notes.................................................. 28
         Section 4.02.  Maintenance of Office or Agency................................... 29
         Section 4.03.  Reports........................................................... 29
         Section 4.04.  Compliance Certificate............................................ 30
         Section 4.05.  Taxes............................................................. 31
         Section 4.06.  Stay, Extension and Usury Laws.................................... 31
         Section 4.07.  Restricted Payments............................................... 31
         Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.... 33
         Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock........ 34
         Section 4.10.  Asset Sales....................................................... 35
         Section 4.11.  Transactions with Affiliates...................................... 39
         Section 4.12.  Liens............................................................. 39

                                      - i -


         Section 4.13.  Guarantees of Certain Indebtedness................................ 40
         Section 4.14.  Corporate Existence............................................... 40
         Section 4.15.  Offer to Repurchase Upon Change of Control........................ 40
         Section 4.16.  Limitation on Layering............................................ 41
         Section 4.17.  Sale and Leaseback Transactions................................... 41
         Section 4.18.     Limitation on Issuances and Sales of Capital Stock of Wholly
                           Owned Subsidiaries............................................. 42
         Section 4.19.  Payments for Consent.............................................. 42
         Section 4.20.  Future Guarantors................................................. 42
         Section 4.21.  Investment Company Act............................................ 42

ARTICLE V SUCCESSORS...................................................................... 43
         Section 5.01.  Merger, Consolidation or Sale of Assets........................... 43
         Section 5.02.  Successor Corporation Substituted................................. 43

ARTICLE VI DEFAULTS AND REMEDIES.......................................................... 44
         Section 6.01.  Events of Default................................................. 44
         Section 6.02.  Acceleration...................................................... 45
         Section 6.03.  Other Remedies.................................................... 46
         Section 6.04.  Waiver of Past Defaults........................................... 47
         Section 6.05.  Control by Majority............................................... 47
         Section 6.06.  Limitation on Suits............................................... 47
         Section 6.07.  Rights of Holders of Notes to Receive Payment..................... 48
         Section 6.08.  Collection Suit by Trustee........................................ 48
         Section 6.09.  Trustee May File Proofs of Claim.................................. 48
         Section 6.10.  Priorities........................................................ 49
         Section 6.11.  Undertaking for Costs............................................. 49
         Section 6.12.  Restoration of Rights and Remedies................................ 49
         Section 6.13.  Rights and Remedies Cumulative.................................... 49
         Section 6.14.  Delay or Omission Not Waiver...................................... 50

ARTICLE VII TRUSTEE....................................................................... 50
         Section 7.01.  Duties of Trustee................................................. 50
         Section 7.02.  Rights of Trustee................................................. 51
         Section 7.03.  Individual Rights of Trustee...................................... 52
         Section 7.04.  Trustee's Disclaimer.............................................. 52
         Section 7.05.  Notice of Defaults................................................ 52
         Section 7.06.  Reports by Trustee to Holders of the Notes........................ 53
         Section 7.07.  Compensation and Indemnity........................................ 53
         Section 7.08.  Replacement of Trustee............................................ 54
         Section 7.09.  Successor Trustee by Merger, etc.................................. 55
         Section 7.10.  Eligibility; Disqualification..................................... 55
         Section 7.11.  Preferential Collection of Claims Against Company................. 55

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................... 56
         Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.......... 56
         Section 8.02.  Legal Defeasance and Discharge.................................... 56

                                     - ii -




         Section 8.03.  Covenant Defeasance............................................... 56
         Section 8.04.  Conditions to Legal or Covenant Defeasance........................ 57
         Section 8.05.     Deposited Money and Government Securities to be Held in Trust;
                           Other Miscellaneous Provisions................................. 58
         Section 8.06.  Repayment to Company.............................................. 59
         Section 8.07.  Reinstatement..................................................... 59

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER .............................................. 59
         Section 9.01.  Without Consent of Holders of Notes............................... 59
         Section 9.02.  With Consent of Holders of Notes.................................. 60
         Section 9.03.  Compliance with Trust Indenture Act............................... 62
         Section 9.04.  Revocation and Effect of Consents................................. 62
         Section 9.05.  Notation on or Exchange of Notes.................................. 62
         Section 9.06.  Trustee to Sign Amendments, etc................................... 62

ARTICLE X SUBORDINATION................................................................... 63
         Section 10.01.  Agreement to Subordinate......................................... 63
         Section 10.02.  Liquidation; Dissolution; Bankruptcy............................. 63
         Section 10.03.  Default on Designated Senior Indebtedness........................ 63
         Section 10.04.  Acceleration of Notes............................................ 64
         Section 10.05.  When Distribution Must Be Paid Over.............................. 64
         Section 10.06.  Notice by Company................................................ 65
         Section 10.07.  Subrogation...................................................... 65
         Section 10.08.  Relative Rights.................................................. 65
         Section 10.09.  Subordination May Not Be Impaired by Company..................... 66
         Section 10.10.  Distribution or Notice to Representative......................... 66
         Section 10.11.  Rights of Trustee and Paying Agent............................... 66
         Section 10.12.  Authorization to Effect Subordination............................ 66
         Section 10.13.  Amendments....................................................... 67

ARTICLE XI SUBSIDIARY GUARANTEES.......................................................... 67
         Section 11.01.  Subsidiary Guarantees............................................ 67
         Section 11.02.  Execution and Delivery of Subsidiary Guarantee................... 68
         Section 11.03.  Guarantors May Consolidate or Merger on Certain Terms............ 68
         Section 11.04.  Releases of Subsidiary Guarantees................................ 69
         Section 11.05.  Trustee to Include Paying Agent.................................. 70
         Section 11.06.  Subordination of Subsidiary Guarantees........................... 70
         Section 11.07.  Unrestricted Subsidiary.......................................... 70
         Section 11.08.  Limits on Subsidiary Guarantees.................................. 71

ARTICLE XII MISCELLANEOUS................................................................. 71
         Section 12.01.  Trust Indenture Act Controls..................................... 71
         Section 12.02.  Notices.......................................................... 71
         Section 12.03.  Communication by Holders of Notes with Other Holders of
                  Notes................................................................... 72
         Section 12.04.  Certificate and Opinion as to Conditions Precedent............... 72
         Section 12.05.  Statements Required in Certificate or Opinion.................... 73

                                                 - iii -




         Section 12.06.  Rules by Trustee and Agents...................................... 73
         Section 12.07.  No Personal Liability of Directors, Officers, Employees and
                  Stockholders............................................................ 73
         Section 12.08.  Governing Law.................................................... 73
         Section 12.09.  No Adverse Interpretation of Other Agreements.................... 74
         Section 12.10.  Successors....................................................... 74
         Section 12.11.  Severability..................................................... 74
         Section 12.12.  Counterpart Originals............................................ 74
         Section 12.13.  Table of Contents, Headings, etc................................. 74
         Section 12.14.  Further Instruments and Acts..................................... 74


                                LIST OF EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         TRANSFER CERTIFICATE

                                    INDENTURE

         THIS INDENTURE is dated as of August 4, 1997 (this "Indenture"), by and among SPEEDWAY MOTORSPORTS, INC., a Delaware corporation (the "Company"), the corporations listed on the signature pages hereto (each, a "Guarantor" and collectively, the "Guarantors") and FIRST TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                    RECITALS

         The Company has duly authorized the creation and issue of its 8 1/2% Senior Subordinated Notes Due 2007 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor and for, if and when issued in exchange for the Initial Notes pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Company's 8 1/2% Senior Subordinated Notes Due 2007 (the "Exchange Notes," and together with the Initial Notes, the "Notes"), the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company and this Indenture a valid instrument of the Company, in accordance with their respective terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.

         "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person that was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, and in either case for purposes of this Indenture, shall be deemed to be Incurred by such specified Person at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, or at the time such asset is acquired by such specified Person, as the case may be.

         "Additional Notes" means up to $75.0 million in aggregate principal amount of additional Notes having identical terms and conditions to the Notes initially issued hereunder that may be issued, subject to the restrictions contained in the Credit Agreement and under Section 4.09 hereof. For purposes of this Indenture, any Additional Notes shall be part of the same issue of

Notes initially issued hereunder, and the Holders of any such Additional Notes shall vote on all matters with the Holders of the Notes initially issued hereunder.

         "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Affiliate Transaction" has the meaning set forth in Section 4.11 hereof.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of (x) a sale and leaseback, (y) the sale or other transfer of Equity Interests in or assets of the Company's Unrestricted Subsidiary or (z) a Like Kind Exchange) other than sales of inventory in the ordinary course of business consistent with past practices; PROVIDED, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, its Subsidiaries and the Unrestricted Subsidiary taken as a whole will be governed by Section 4.15 and/or Sections 5.01 and 5.02 hereof and shall not be deemed to be an "Asset Sale," and
(ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $500,000 or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, and (iii) a Restricted Payment that is permitted by Section 4.07 hereof will not be deemed to be an "Asset Sale."

         "Asset Sale Offer" has the meaning set forth in Section 4.10 hereof.

         "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors as now or hereinafter constituted.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of such Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interest, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the 1997 Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

         "Certificated Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 3 thereof.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of (A) the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than O. Bruton Smith or his Related Parties or Sonic Financial Corporation or any of their respective Affiliates or (B) Sonic Financial Corporation to any "person" (as defined above) other than O. Bruton Smith or his Related Parties or any of their respective Affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or Sonic Financial Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above), other than O. Bruton Smith or his Related Parties or Sonic Financial Corporation or any of their respective Affiliates, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or (B) any "person" (as defined above), other than O. Bruton

Smith or his Related Parties or any of their respective Affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of Sonic Financial Corporation, (iv) the first day on which a majority of the members of the Board of Directors of the Company or Sonic Financial Corporation are not Continuing Directors or (v) a Repurchase Event occurs under the Convertible Note Indenture.

         "Change of Control Offer" has the meaning set forth in Section 4.15 hereof.

         "Change of Control Payment" has the meaning set forth in Section 4.15 hereof.

         "Change of Control Payment Date" has the meaning set forth in Section
4.15 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means Speedway Motorsports, Inc., a Delaware corporation.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income minus (v) non-cash items of such Person and its Subsidiaries increasing Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such

Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of, or any dividends or other distributions from, the Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, until distributed in cash to the Company or one of its Subsidiaries.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, with respect to any Person as of any date of determination, any member of the Board of Directors of such Person who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company

         "Convertible Note Indenture" means that certain Indenture dated as of September 1, 1996, between the Company and First Union National Bank of North Carolina, as trustee, governing the Company's 5 3/4% Convertible Subordinated Debentures Due 2003.

         "Covenant Defeasance" has the meaning set forth in Section 8.03 hereof.

         "Credit Agreement" means that certain Credit Agreement dated as of August 4, 1997, by and among the Company, as borrower, and the lenders named therein, including NationsBank, N.A., as agent for the lenders and a lender, and First Union National Bank, as co-agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, extended, replaced or refinanced from time to time.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequester or similar official under any Bankruptcy Law.

         "Default" means any event that is, or with the passage of time or the giving of notice, or both, would be an Event of Default.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Indebtedness" means (i) so long as Senior Indebtedness is outstanding under the Credit Agreement, all Senior Indebtedness outstanding under the Credit Agreement and (ii) thereafter, any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

         "DTC" has the meaning set forth in Section 2.03 hereof.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning set forth in Section 6.01 hereof.

         "Excess Proceeds" has the meaning set forth in Section 4.10(b) hereof.

         "Exchange Notes" has the meaning set forth in the Recitals.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Initial Notes.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of
(a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the

Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A.

         "Government Securities" means: (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Security which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any Government Security which is so specified and held; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal or interest of the Government Security evidenced by such depositary receipt.

         "Guarantee" or "guarantee" (unless the context requires otherwise) means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The term "guarantee" used as a verb shall have a correlative meaning.

         "Guarantor" means (i) each of the Company's Subsidiaries which becomes a guarantor of the Notes pursuant to Article XI and (ii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture; PROVIDED, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms hereof.

         "Guarantor Senior Indebtedness" means, with respect to any Guarantor,
(i) the guarantee of such Guarantor of the Company's Obligations under the Credit Agreement and (ii) any other Indebtedness permitted to be incurred by such Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Guarantee of such Guarantor.

Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (u) any Indebtedness of such Guarantor representing a guarantee of Indebtedness of the Company or any other Guarantor which is subordinate or junior to, or PARI PASSU with, the Notes or the Subsidiary Guarantee of such other Guarantor, as the case may be, (v) any Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor, (w) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (x) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) that portion of any Indebtedness that is incurred in violation of this Indenture.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and the value of foreign currencies purchased by the Company or any of its Subsidiaries in the ordinary course of business.

         "Holder" means a Person in whose name one of the Notes is registered.

         "incur" has the meaning set forth in Section 4.09 hereof.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent" means, with respect to the Company and its Subsidiaries, any person who (i) is in fact independent, (ii) does not directly or indirectly have any material financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries (other than as a result of holding securities of the Company) and (iii) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for the Company or any of its Subsidiaries.

         "Initial Notes" has the meaning set forth in the Recitals.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED, that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

         "Legal Defeasance" has the meaning set forth in Section 8.02 hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Like Kind Exchange" means the exchange pursuant to Section 1031 of the Code of (i) any real property (other than any speedway that is owned on or acquired after the date of this Indenture by the Company or any Subsidiary) used or to be used in connection with the business of the Company or (ii) any other real property to be used in connection with the business of the Company.

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds (or in the case of any Asset Sale involving the Unrestricted Subsidiary, the amount of such aggregate cash proceeds that equals the aggregate amount of all Restricted Investments in the Unrestricted Subsidiary that have not been repaid prior to the date of such Asset Sale) received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP. Notwithstanding the foregoing, in the event the Company or any of its Subsidiaries engages in a Like Kind Exchange, Net Proceeds shall not include any cash proceeds with respect to such Like Kind Exchange that are reinvested in or used to purchase pursuant to
Section 1031 of the Code like kind real property used or to be used in the business of the Company.

         "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against the Unrestricted Subsidiary) would permit (upon notice or lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Note" or "Notes" have the meaning set forth in the Recitals.

         "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

         "Obligations" means any principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offer Amount" has the meaning set forth in Section 4.10(c) hereof.

         "Offer Period" has the meaning set forth in Section 4.10(c) hereof.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Paying Agent" has the meaning set forth in Section 2.03 hereof.

         "Payment Blockage Notice" has the meaning set forth in Section 10.03 hereof.

         "Permitted Investments" means: (i) any Investment in the Company or in a Wholly Owned Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (y) such Person becomes a Wholly Owned Subsidiary of the Company or (z) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; and (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof.

         "Permitted Liens" means: (i) Liens on assets of the Company securing Senior Indebtedness and Liens on assets of a Guarantor securing Guarantor Senior Indebtedness of such Guarantor; PROVIDED, that such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens relating to judgments to the extent permitted under this Indenture; and (vii) Liens existing on the date of this Indenture.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; PROVIDED, that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or any political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Purchase Date" has the meaning set forth in Section 4.10(c) hereof.

         "Registrar" has the meaning set forth in Section 2.03 hereof.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 4, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Related Parties" means, when used with respect to any individual: the spouse, lineal descendants, parents and siblings of any such individual; the estates, heirs, legatees and legal representatives of any such individual and any of the foregoing; and all trusts established by any such individual and any of the foregoing for estate planning purposes of which any such individual and any of the foregoing are the sole beneficiaries or grantors.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Payments" has the meaning set forth in Section 4.07 hereof.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means (i) Indebtedness under the Credit Agreement (including interest in respect thereof accruing after the commencement of any bankruptcy or similar proceeding to the extent that such interest is allowable as a bankruptcy claim in such proceeding) and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (v) any Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company, (w) any liability for federal, state, local or other taxes owed or owing by the Company,
(x) any Indebtedness of the Company to any of its Subsidiaries, the Unrestricted Subsidiary or other Affiliates, (y) any trade payables or (z) that portion of Indebtedness that is incurred in violation of this Indenture.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any payment of interest on or principal of any Indebtedness, the date on which such payment was scheduled to be made in the documentation governing such Indebtedness without regard to the occurrence of any subsequent event or contingency.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership of which (a) the sole general partner or the managing general partner is such Person or a Subsidiary of such Person or (b) the only general partners are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Notwithstanding the foregoing, the Unrestricted Subsidiary shall not, while designated as an unrestricted subsidiary under Section 11.07 hereof, be a Subsidiary of the Company for any purposes of this Indenture.

         "Subsidiary Guarantee" means, individually and collectively, the guarantees given by the Guarantors pursuant to Article XI hereof, including a notation in the Notes substantially in the form included in Exhibit A.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06(g) hereof.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means Oil-Chem Research Corp. and its Subsidiaries taken as a whole.

         "Voting Stock" means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Notwithstanding the foregoing, the Unrestricted Subsidiary shall not, while designated as an unrestricted subsidiary under Section 11.07 hereof, be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture.

SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes and the Subsidiary Guarantees;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company and any successor obligor upon the Notes or any Guarantor.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.03.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions; and

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

         The Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form included in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture. The Subsidiary Guarantees shall be substantially in the form included in Exhibit A hereto, the terms of which are incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 3 thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Sections 2.07 and 9.01(f) hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money received from the Company or a Subsidiary. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall, or shall cause the Registrar to, furnish to the Trustee at least seven Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

                           (i) to register the transfer of the Certificated Notes; or

                           (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Certificated Notes presented or surrendered for register of transfer or exchange:

                                    (A) shall be duly endorsed or accompanied by
                           a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                                    (B) in the case of a Certificated Note that
                           is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                            (1) if such Transfer Restricted
                                    Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                                            (2) if such Transfer Restricted
                                    Security is being transferred to a
                                    "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                                            (3) if such Transfer Restricted
                                    Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (b) Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                           (i) if such Certificated Note is a Transfer
                  Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Certificated Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                           (ii) whether or not such Certificated Note is a
                  Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Certificated Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount; PROVIDED, HOWEVER, that if a Global Note was outstanding and all beneficial interests thereunder were exchanged for a Certificated Note or Certificated Notes, then the Company shall not have any obligation to issue, and the Trustee shall not have any obligation to authenticate, a new Global Note under this Section 2.06(b).

                  (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                  (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note.

                           (i) Any Person having a beneficial interest in a
                  Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                    (A) if such beneficial interest is being
                           transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                                    (B) if such beneficial interest is being
                           transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                                    (C) if such beneficial interest is being
                           transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with
                  Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                           (ii) Certificated Notes issued in exchange for a
                  beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Authentication of Certificated Notes in Absence of Depository. If at any time:

                           (i) the Depository for the Notes notifies the Company
                  that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                           (ii) the Company, at its sole discretion, notifies
                  the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

         then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (g)      Legends.

                           (i) Except as permitted by the following paragraphs
                  (ii) and (iii), each certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                  "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
                  (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER

                  THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE."

                           (ii) Upon any sale or transfer of a Transfer
                  Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                                    (A) in the case of any Transfer Restricted
                           Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                                    (B) in the case of any Transfer Restricted
                           Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                           (iii) Notwithstanding the foregoing, upon
                  consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Exchange Notes in exchange for Initial Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Initial Notes is either
                  (A) a broker-dealer, (B) a Person participating in the distribution of the Initial Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

                  (i)    General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and
                  exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

                           (ii) No service charge shall be made to a Holder for
                  any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereto).

                           (iii) The Registrar shall not be required to register
                  the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) All Certificated Notes and Global Notes issued
                  upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

                           (v)      The Company shall not be required:

                                    (A) to issue, to register the transfer of or
                           to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                                    (B) to register the transfer of or to
                           exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                                    (C) to register the transfer of or to
                           exchange a Note between a record date and the next succeeding interest payment date.

                           (vi) Prior to due presentment for the registration of
                  a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of, principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Certificated
                  Notes and Global Notes in accordance with the provisions of
                  Section 2.02 hereof.

SECTION 2.07.  REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, the Note ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (and no one else) shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof, and such defaulted interest shall cease to be payable to the Persons who were Holders on the relevant regular record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; PROVIDED, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE III
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Company shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof; PROVIDED, that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

                  (a)      the redemption date;

                  (b)      the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d)      the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

                  (a) The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to August 15, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

                  YEAR                                        PERCENTAGE

                  2002........................................104.250%
                  2003........................................102.830%
                  2004........................................101.420%
                  2005 and thereafter.........................100.000%

                  (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

         Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company also from time to time may designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

                  (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and to all Holders within 15 days after it is or would have been required to file such with the SEC (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the Company files a registration statement with respect to the Exchange Offer or a Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such filing) and shall promptly make such information available to all securities analysts and prospective investors who request it in writing. The Company and the Guarantors shall at all times comply with TIA ss. 314(a). Notwithstanding anything to the contrary set forth in this Section 4.03, the Trustee shall have no duty to review the reports required to be provided by this Section
         4.03 for purposes of determining compliance with any provisions of this Indenture.

                  (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Notes, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon the Company or any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

         The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of the Company or any of its Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Equity Interests of the Company or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, dividends or distributions payable to the Company or any Subsidiary of the Company or dividends or distributions made by a Subsidiary of the Company to all holders of its Common Stock on a PRO RATA basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any Subsidiary of the Company, the Unrestricted Subsidiary or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than the Notes), except at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 of this Indenture; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (v), (w) and (x) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing April 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company or the Unrestricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) the amount resulting from designation of the Unrestricted Subsidiary as a Subsidiary or the Unrestricted Subsidiary ceasing to be an unrestricted subsidiary for purposes of this Indenture (such amount to be valued as provided in the second succeeding paragraph) not to exceed the amount of Investments previously made by the Company or any Subsidiary in the Unrestricted Subsidiary and which was, while the Unrestricted Subsidiary was treated as an unrestricted subsidiary for purposes of this Indenture, treated as a Restricted Payment under this Indenture.

         The foregoing provisions will not prohibit: (u) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company or the Unrestricted Subsidiary) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (w) the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company or the Unrestricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (x) the making of any Restricted Investments after the date of this Indenture not exceeding in the aggregate $25.0 million; and (y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED, that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any 12-month period plus the aggregate cash proceeds received by the Company during such 12-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

         In connection with the designation of the Unrestricted Subsidiary as a Subsidiary or the Unrestricted Subsidiary ceasing to be an unrestricted subsidiary for purposes of this Indenture, all outstanding Investments previously made by the Company or any Subsidiary in the Unrestricted Subsidiary will be deemed to constitute Investments in an amount equal to the greater of
(x) the net book value of such Investments at the time of such designation or the Unrestricted Subsidiary ceasing to be an unrestricted subsidiary for purposes of this Indenture and (y) the fair market value of such Investments at the time of such designation or the Unrestricted Subsidiary ceasing to be an unrestricted subsidiary for purposes of this Indenture.

         The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) applicable law,
(b) this Indenture, (c) the Credit Agreement as in effect on the date of this Indenture (and thereafter only to the extent such encumbrances or restrictions are no more restrictive than those in effect under the Credit Agreement as in effect on the date of this Indenture), (d) Existing Indebtedness, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing

Indebtedness; PROVIDED, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that (x) the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and (y) a Guarantor may incur Acquired Indebtedness, in each case if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0 prior to and including December 31, 1998 and 2.25 to 1.0 after January 1, 1999, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The foregoing provisions will not apply to:

                  (i) the incurrence by the Company of Indebtedness under the Credit Agreement (and guarantees thereof by the Guarantors) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $175.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to Section 4.10 hereof;

                  (ii) the incurrence by the Company of Indebtedness represented by the Notes, excluding any Additional Notes, and the incurrence by the Guarantors of Indebtedness represented by the Subsidiary Guarantees;

                  (iii) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions), mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

                  (iv) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Existing Indebtedness or Indebtedness that was permitted by this Indenture to be incurred (other than any such

         Indebtedness incurred pursuant to clause (i), (iii), (v), (vi), (vii),
         (viii), (ix) or (x) of this paragraph);

                  (v) the incurrence by the Company or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                  (vi) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to Indebtedness that is permitted by the terms of this Indenture to be incurred;

                  (vii) the incurrence by the Company of Hedging Obligations under currency exchange agreements; PROVIDED, that such agreements were entered into in the ordinary course of business;

                  (viii) the incurrence of Indebtedness of a Guarantor represented by guarantees of Indebtedness of the Company that has been incurred in accordance with the terms of this Indenture;

                  (ix) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business; and

                  (x) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $15.0 million.

SECTION 4.10.  ASSET SALES.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company, set forth in an Officers' Certificate delivered to the Trustee, or by an independent appraisal by an accounting, appraisal or investment banking firm of national standing) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that (x) clause (ii) of this paragraph shall not apply to any Asset Sale involving the Company's Unrestricted Subsidiary and (y) this paragraph shall not apply to any Like Kind Exchange.

                  (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option,
         (i) to permanently reduce Senior Indebtedness (and correspondingly reduce commitments with respect thereto in the case of any reduction of borrowings under the Credit Agreement), (ii) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company was engaged in on the date of this Indenture or (iii) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this clause (b) will be deemed to constitute "Excess Proceeds." Within in five days of when the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  Notwithstanding the foregoing, the Company and its Subsidiaries will be permitted to consummate one or more Asset Sales with respect to assets or properties with an aggregate fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) not in excess of $7.5 million with respect to all such Asset Sales made subsequent to the date of this Indenture without complying with the provisions of clause (a) of this Section 4.10 or of the immediately preceding paragraph.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted under Section 5.01 hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this covenant.

                  If at any time any non-cash consideration received by the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

                  (c) In the event that, pursuant to Section 4.10(b) hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), the Company shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10(b) hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                           (i) that the Asset Sale Offer is being made pursuant
                  to this Section 4.10 and the length of time the Asset Sale Offer shall remain open;

                           (ii) the Offer Amount, the purchase price and the
                  Purchase Date;

                           (iii) that any Note not tendered or accepted for
                  payment shall continue to accrue interest;

                           (iv) that, unless the Company defaults in making such
                  payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                           (v) that Holders electing to have a Note purchased
                  pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                           (vi) that Holders electing to have a Note purchased
                  pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the

                  Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                           (vii) that Holders shall be entitled to withdraw
                  their election if the Company, the depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                           (viii) that, if the aggregate principal amount of
                  Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                           (ix) that Holders whose Notes were purchased only in
                  part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  (d) The Company will comply with the requirements of Section 14(e) of, and Rule 14e-1, under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person, (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or, if there are no such disinterested directors, by a majority of the members of the Board of Directors of the Company and (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee an opinion as to the fairness to the Holders of Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED, that (w) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company or the payment of fees and indemnities of directors of the Company and its Subsidiaries in the ordinary course of business and consistent with the past practices of the Company or such Subsidiary, (x) loans or advances to employees in the ordinary course of business, (y) transactions between or among the Company and/or its Wholly Owned Subsidiaries and (z) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien; PROVIDED, that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

SECTION 4.13.  GUARANTEES OF CERTAIN INDEBTEDNESS.

         The Company will not permit any of its Subsidiaries that is not a Guarantor to incur, guarantee or secure through the granting of Liens the payment of any Senior Indebtedness, and the Company will not, and will not permit any of its Subsidiaries to, pledge any intercompany notes representing obligations of any of its Subsidiaries, to secure the payment of any Senior Indebtedness, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture to this Indenture evidencing such Subsidiary's Subsidiary Guarantee (providing for the unconditional guarantee by such Subsidiary, on a senior subordinated basis, of the Notes).

SECTION 4.14.  CORPORATE EXISTENCE.

         Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon (the "Change of Control Payment") to the date of purchase (the "Change of Control Payment Date"). Within 15 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice. The Change of Control Payment Date shall be a Business Day not less than 30 days nor more than 60 days after such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                  (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.15. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.  LIMITATION ON LAYERING.

         Notwithstanding the provisions of Section 4.09 hereof, (a) the Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes, and (b) no Guarantor shall incur any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

SECTION 4.17.  SALE AND LEASEBACK TRANSACTIONS.

         The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED, that the Company or one of its Subsidiaries may enter into a sale and leaseback transaction if (a) the Company or such Subsidiary could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

         The Company (a) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 and (b) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

SECTION 4.19.  PAYMENTS FOR CONSENT.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20.  FUTURE GUARANTORS.

         The Company and each Guarantor shall cause each domestic Subsidiary of the Company or such Guarantor, as the case may be, that, after the date of this Indenture, becomes a Subsidiary to execute and deliver (a) an indenture supplemental to this Indenture and thereby become a Guarantor that shall be bound by the Subsidiary Guarantee of the Notes in the form set forth in this Indenture (without such Guarantor being required to execute and deliver the Subsidiary Guarantee endorsed on the Notes) and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 4.21.  INVESTMENT COMPANY ACT.

         The Company shall not, and shall not permit any of its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company, other than for purposes of calculating Consolidated Net Income in connection with Section 4.07), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.01 hereof.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

                  Each of the following constitutes an "Event of Default":

                  (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                  (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article X of this Indenture);

                  (c) failure by the Company to comply with the provisions described under Section 4.10 or 4.15;

                  (d) failure by the Company to comply with Section 4.07 or 4.09 hereof and the continuance of such failure for a period of 30 days after notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (e) failure by the Company for 60 days after notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the Company's other covenants or other agreements in this Indenture or the Notes;

                  (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default
         (i) is caused by a failure to pay principal of such Indebtedness at its Stated Maturity (after the expiration of any applicable grace period) or (ii) results in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of which Indebtedness, together with the principal amount of any other such Indebtedness described in clauses (i) and (ii) above, aggregates $5.0 million or more;

                  (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days; PROVIDED, that the aggregate of all such undischarged judgments exceeds $5.0 million (net of amounts covered by insurance);

                  (h) the Company or any of its Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a "Significant Subsidiary" pursuant to or within the meaning of Bankruptcy Law:

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due;

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any of its Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Company or any of
                  its Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a "Significant Subsidiary"; or

                           (iii) orders the liquidation of the Company or any of
                  its Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (j) the Subsidiary Guarantee of any Guarantor is held in judicial proceedings to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of this Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denies or disaffirms such Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture).

SECTION 6.02.  ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately; PROVIDED, HOWEVER, that if any Senior Indebtedness is outstanding under the Credit Agreement, upon a declaration of acceleration, the Notes shall be payable upon earlier of (a) the day which is five Business Days after the provision to the Company and the agent under the Credit Agreement of written notice of such declaration and (b) the date of acceleration of any Indebtedness under the Credit Agreement. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action, notice or declaration on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 15, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 15, 2002, upon the acceleration of the Notes an additional premium shall also become and be immediately due and payable to the extent permitted by law in an amount, for each of the years beginning on August 15 of years, set forth below:

            YEAR                               PERCENTAGE
            1997                                111.330%
            1998                                109.920%
            1999                                108.500%
            2000                                107.080%
            2001                                105.670%

SECTION 6.03.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it; PROVIDED, HOWEVER, the Trustee may refuse to follow any direction that conflicts with law or this Indenture which the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


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SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13.  RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided in Section 7.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and

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



in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.  DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined
                  solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of
                  paragraph (b) of this Section;


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



                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                  6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless (i) the Trustee or a Responsible Officer shall have actual knowledge of a Default or an Event of Default, (ii) the Trustee or a Responsible Officer shall have received notice of a Default or an Event of Default in accordance with the provisions of this Indenture or (iii) a Default or an Event of Default occurred or is occurring pursuant to Sections 4.01 or 6.01 hereof.

SECTION 7.02.  RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Except as provided in Section 7.01(b), the Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, the Trustee may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.


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



                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; PROVIDED, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, demand or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order, demand or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee; PROVIDED, HOWEVER, in the event that the Trustee acquires any conflicting interest, the Trustee must (a) eliminate such conflict within 90 days, (b) if a registration statement with respect to the Notes is effective, apply to the SEC for permission to continue as Trustee or (c) resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.


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



SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after May 15 of each year commencing with the year 1998, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder (except to the extent such failure prejudices the Company). The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.


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



         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the

Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; PROVIDED, that such corporation shall be otherwise qualified and eligible under this Article VII and under the TIA, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (with its affiliates) of at least $50 million as set forth in its most recent published annual report of condition.

         If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. None of the Company or any of its Affiliates shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due; (b) the Company's obligations with respect to such Notes under Article II and Section 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.20 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

                  (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article VIII concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit or on the day after the last day of the applicable preference period under Bankruptcy Law following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary Guarantor with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, any Guarantor of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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SECTION 8.06.  REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's or Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation in accordance with this Indenture;

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                  (d) to make any change that would provide any additional
         rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (f) to provide for the issuance of Additional Notes pursuant to this Indenture to the extent permitted under the restrictions contained in the Credit Agreement and described under Section 4.09 hereof.

         Upon the request of the Company and the Guarantors accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, this Indenture (including Sections 4.10 and 4.15 hereof), the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company and the Guarantors accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture. It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

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         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Trustee and the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than with respect to Sections 4.10 and 4.15 hereof);

                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes;

                  (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.15 hereof);

                  (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

         In addition, any amendment to the provisions of Article X of this Indenture or the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.


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         Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture, the Subsidiary Guarantees or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and each Subsidiary Guarantor may not sign an amendment or supplemental Indenture until each of their respective Boards of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


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                                    ARTICLE X
                                  SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 10.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including, in the case of Senior Indebtedness under the Credit Agreement, interest after the commencement of any such proceeding at the rate specified in the Credit Agreement) before Holders of Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (i) Equity Interests or debt securities that are subordinated to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to
         Section 8.01 hereof); and

                  (b) until all Obligations with respect to Senior Indebtedness (as provided in subsection (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article X shall be made to holders of Senior Indebtedness (except that Holders may receive (i) Equity Interests or debt securities that are subordinated to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

SECTION 10.03.  DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

         The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Equity Interests or debt securities that are subordinated to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

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                  (a) a default in the payment of any principal of or other
         Obligations with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness; or

                  (b) a default, other than a payment default under clause (a) above, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative with respect to such Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

         The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

                  (1) the date upon which the default is cured or waived, or

                  (2) in the case of a default referred to in clause (b) of the preceding paragraph, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, if this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.  ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms,

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



after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.  NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article X.

SECTION 10.07.  SUBROGATION.

         After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08.  RELATIVE RIGHTS.

         This Article X defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                  (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.


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         If the Company fails because of this Article X to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

SECTION 10.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the Company, the Representative of Designated Senior Indebtedness or a Representative may give the notice. Nothing in this Article X shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article X, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in

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Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, each of the Representative of Designated Senior Indebtedness and a Representative, if any, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13.  AMENDMENTS.

         The provisions of this Article X shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

                                   ARTICLE XI
                              SUBSIDIARY GUARANTEES

SECTION 11.01. SUBSIDIARY GUARANTEES.

         Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for

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the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 11.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit A shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 11.01, shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an officer or Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03.  GUARANTORS MAY CONSOLIDATE OR MERGER ON CERTAIN TERMS.

                  (a) Except as set forth in Articles IV and V, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company.

                  (b) Except as set forth in Article IV, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; PROVIDED, HOWEVER, that (i) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the

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         Guarantor is not the surviving corporation in the merger) by supplemental indenture reasonably satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property and (ii) immediately after giving effect to such transaction, no Default or Event of Default would exist. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 11.04.  RELEASES OF SUBSIDIARY GUARANTEES.

         Concurrently with any sale of assets (including, if applicable, all of the capital stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; PROVIDED, that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee or Section 11.03, hereof, as the case may be; PROVIDED, that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         Upon the release by all holders of Senior Indebtedness and Guarantor Senior Indebtedness of all guarantees issued by a Guarantor relating to such Senior Indebtedness and Guarantor Senior Indebtedness and all Liens on the property and assets of such Guarantor relating to Senior Indebtedness and Guarantor Senior Indebtedness, then such Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that all holders of Senior Indebtedness and Guarantor Senior Indebtedness have released all guarantees issued by a Guarantor and all Liens on the property and assets of such Guarantor relating to such Senior Indebtedness and Guarantor Senior Indebtedness, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Subsidiary Guarantee.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee pursuant to either of the preceding paragraphs of this Section 11.04 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

SECTION 11.05.  TRUSTEE TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XI, shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named, in this Article XI, in place of the Trustee.

SECTION 11.06.  SUBORDINATION OF SUBSIDIARY GUARANTEES.

         The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article XI shall be junior and subordinated to the Guarantor Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article X hereof.

SECTION 11.07.  UNRESTRICTED SUBSIDIARY.

         The Board of Directors of the Company may at any time designate the Unrestricted Subsidiary to be a Subsidiary; PROVIDED, that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of the Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under
Section 4.09 hereof, calculated on a PRO FORMA basis as if such designation had occurred at the beginning of the four-quarter reference period, and (b) no Default or Event of Default would be in existence following such designation. In addition, the Unrestricted Subsidiary shall continue to be an unrestricted subsidiary for purposes of this Indenture only if it: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iii) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. If, at any time, the Unrestricted Subsidiary fails to meet the requirements described in the preceding sentence, the Unrestricted Subsidiary shall thereafter cease to be an unrestricted subsidiary for purposes of this Indenture and any Indebtedness of the Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). In the event the Unrestricted Subsidiary is designated as a Subsidiary or ceases to be an unrestricted subsidiary for purposes of this Indenture, the Company shall cause the Unrestricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the Unrestricted Subsidiary will become a Guarantor.

SECTION 11.08.  LIMITS ON SUBSIDIARY GUARANTEES.

         Notwithstanding anything to the contrary in this Article XI, the aggregate amount of the Obligations guaranteed under this Indenture by any Guarantor shall be reduced to the extent necessary to prevent the Subsidiary Guarantee of such Guarantor from violating or becoming voidable under any law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors.

                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 12.02.  NOTICES.

         Any notice or communication by the Company, a Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or a Guarantor:

                  Speedway Motorsports, Inc.
                  Highway 29 North
                  Post Office Box 600
                  Concord, NC 28026-0600
                  Telecopier No.:  (704) 532-3312
                  Attention:  Mr. William R. Brooks

         If to the Trustee:

                  First Trust National Association
                  180 East Fifth Street
                  Suite 200
                  St. Paul, MN  55101
                  Telecopier No.:  (612) 244-0711
                  Attention:  Kathe Barrett

         The Company, a Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, the Company and/or such Guarantor, as the case may be, shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; PROVIDED, that no such rule shall conflict with the terms of this Indenture or the TIA.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.08.  GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 12.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture, the Notes or the Subsidiary Guarantees.

SECTION 12.10.  SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture, the Subsidiary Guarantees and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.  SEVERABILITY.

         In case any provision in this Indenture, the Subsidiary Guarantees or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14.  FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.


                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COMPANY:

Attest:                             SPEEDWAY MOTORSPORTS, INC.,
                                      a Delaware corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Chief Financial Officer and Vice
                                        President

                                    GUARANTORS:

Attest:                             ATLANTA MOTOR SPEEDWAY, INC.,
                                       a Georgia corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Vice President

Attest:                             BRISTOL MOTOR SPEEDWAY, INC.,
                                      a Tennessee corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Vice President

Attest:                             CHARLOTTE MOTOR SPEEDWAY, INC.,
                                     a North Carolina corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Vice President

Attest:                             SPR ACQUISITION CORPORATION,
                                     a California corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Secretary                               William R. Brooks
                                        Vice President

Attest:                             TEXAS MOTOR SPEEDWAY, INC.,
                                       a Texas corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Vice President

Attest:                             600 RACING, INC.,
                                         a North Carolina corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Vice President

Attest:                             SONOMA FUNDING CORPORATION,
                                     a California corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Secretary                               William R. Brooks
                                        Vice President

Attest:                             SPEEDWAY CONSULTING & DESIGN, INC.,
                                      a North Carolina corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Vice President

Attest:                             THE SPEEDWAY CLUB, INC.,
                                         a North Carolina corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Vice President

Attest:                             INEX CORP.,
                                        a North Carolina corporation


/s/ Randall A. Storey               By: /s/ William R. Brooks
Assistant Secretary                     William R. Brooks
                                        Vice President

Attest:                             SPEEDWAY FUNDING CORP.,
                                    a Delaware corporation


/s/ David L. Lindley                 By: /s/ Victoria L. Garrett
Secretary                           Name: Victoria L. Garrett
                                    Title: Vice President

                                    TRUSTEE:

                                    FIRST TRUST NATIONAL ASSOCIATION


                                    By: /s/ K. Barrett
                                        Kathe Barrett
                                        Trust Officer

STATE OF NORTH CAROLINA      )
                             )
COUNTY OF MECKLENBURG        )


         On the 4th day of August, 1997, before me personally came William R. Brooks, to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Chief Financial Officer of Speedway Motorsports, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by like authority.


                                            /s/ Judy L. S. Ballard
                                                 Notary Public

                                        State of North Carolina
                                        My commission expires September 4, 2000
[Seal]







STATE OF NORTH CAROLINA      )
                             )
COUNTY OF MECKLENBURG        )

         On the 4th day of August, 1997, before me personally came William R. Brooks, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of each of Atlanta Motor Speedway, Inc., Bristol Motor Speedway, Inc., Charlotte Motor Speedway, Inc., SPR Acquisition Corporation, Texas Motor Speedway, Inc., 600 Racing, Inc., Sonoma Funding Corporation, Speedway Consulting & Design, Inc., The Speedway Club, Inc. and INEX Corp., each of which corporations is described in and which executed the foregoing instrument as one of the Guarantors, (other than Speedway Funding Corp.), and that he signed his name thereto by like authority.


                                           /s/ Judy L. S. Ballard
                                                 Notary Public

                                         State of North Carolina
                                         My commission expires September 4, 2000
[Seal]

STATE OF DELAWARE         )
         -----------------
COUNTY OF NEW CASTLE      )


         On the day of 30th day of July, 1997, before me personally came Victoria L. Garrett, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Speedway Funding Corp., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by like authority.


                                                 /s/ Janette H. Gordon
                                                      Notary Public

                                    State of Delaware
                                    My commission expires 5-3-2001
[Seal]

STATE OF NORTH CAROLINA          )
                                 )
COUNTY OF MECKLENBURG            )


         On the 4th day of August, 1997, before me personally came Kathe Barrett, to me known, who, being by me duly sworn, did depose and say that she is a trust officer of First Trust National Association, one of the parties described in and which executed the foregoing instrument, and that she signed her name thereto by like authority.


                                               /s/ Judy L. S. Ballard
                                                    Notary Public

                                         State of North Carolina
                                         My commission expires September 4, 2000
[Seal]

                                                                      EXHIBIT A

                                                          CUSIP NUMBER 847788AD8

                                 (Face of Note)

                           SPEEDWAY MOTORSPORTS, INC.

         8 1/2% [INITIAL] [EXCHANGE] SENIOR SUBORDINATED NOTES DUE 2007


No.__________                                                  $____________

         SPEEDWAY MOTORSPORTS, INC., a Delaware corporation, for value received, hereby promises to pay to or registered assigns, the principal sum of
$_____________________ on August 15, 2007.

         Interest Payment Dates:  February 15, and August 15

         Record Dates:  January 31, and July 31

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, Speedway Motorsports, Inc. has caused this Note to be duly executed by its duly authorized officer this _____ day of ________________, _____.

                           SPEEDWAY MOTORSPORTS, INC.


                                                     By:
                                                     Name:
                                                     Title:

Attest:



Secretary





Dated:  ____________________, ______

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

FIRST TRUST NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:____________________________
    Name:
    Title:

                                 (Back of Note)

                           SPEEDWAY MOTORSPORTS, INC.

         8 1/2% [INITIAL] [EXCHANGE] SENIOR SUBORDINATED NOTES DUE 2007


         [Unless and until it is exchanged in whole or in part for Notes in certificated form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

                  [THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)
         (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION
- --------
1This paragraph should be included only if the Note is issued in Global Form.

         STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.]2

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Speedway Motorsports, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the ("Company"), promises to pay interest on the principal amount of this Note at 8 1/2% per annum from August 4, 1997 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be February 15, 1998. The Company shall pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 31 or July 31 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin
- --------
         2 This paragraph should be included only if the Note is a Transfer Restricted Security.

or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, First Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; PROVIDED that if the Company or such Subsidiary is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

         4. Indenture. The Company issued the Notes under an Indenture dated as of August 4, 1997 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $125.0 million in aggregate principal amount.

         The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure PARI PASSU or subordinated indebtedness, engage in any sale and leaseback transaction, sell stock of Subsidiaries, incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates.

         5.       Optional Redemption.

         The Company shall not have the option to redeem the Notes prior to August 15, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

                  YEAR                                           PERCENTAGE

                  2002...........................................104.250%
                  2003...........................................102.830%
                  2004...........................................101.420%
                  2005 and thereafter............................100.000%

         6.       Mandatory Redemption.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7.       Repurchase at Option of Holder.

                  (a) Upon a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 15 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures governing the Change of Control Offer as required by the Indenture and described in such notice.

                  (b) If the Company or a Subsidiary consummates any Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to this Note.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's, or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Additional Notes pursuant to the Indenture to the extent permitted under the restrictions contained in the Credit Agreement and in the Indenture.

         12. Defaults and Remedies. The Events of Default provided by the Indenture include, without limitation:

                  (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture);
         (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (c) failure by the Company to comply with Section
         4.10 or 4.15 of the Indenture; (d) failure by the Company to comply with Section 4.07 or 4.09 of the Indenture and the continuance of such failure for a period of 30 days after notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amounts of the Notes then outstanding;
         (e) failure by the Company for 60 days after notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the Company's other covenants or agreements in the Indenture or the Notes; (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay principal of such Indebtedness at its Stated Maturity (after the expiration of any applicable grace period) or (ii) results in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of which Indebtedness, together with the principal amount of any other such Indebtedness described in clauses (i) and (ii) above, aggregates $5.0 million or more; (g) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million (net of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; (i) the Subsidiary Guarantee of any Guarantor is held in judicial proceedings to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denies or disaffirms such Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture). If any Event of Default (other than an Event of Default specified in clause (h) above occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, HOWEVER, that if any Senior Indebtedness is outstanding under the Credit Agreement, upon a declaration of acceleration, the Notes shall be payable upon earlier of
         (x) the day which is five Business Days after the provision to the Company and the agent under the Credit Agreement of written notice of such declaration and (y) the date of acceleration of any Indebtedness under the Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (h) of this paragraph 12 occurs with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the

Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August 4, 1997, among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           Speedway Motorsports, Inc.
                           Highway 29 North
                           Post Office Box 600
                           Concord, NC  28026-0600
                           Attention:  Secretary

         19. Unclaimed Money. If money for the payment of principal, premium, if any, or interest, or Liquidated Damages, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless any abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

         20. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company under the Notes and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

         21. Reports. Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and to the Holders of Notes within 15 days after it is or would have been required to file such with the SEC (i) all quarterly and annual financial information that is or would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the Company files a registration statement with respect to the Exchange Offer or a Shelf Registration Statement, the Company shall (i) file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and (ii) if the SEC will not accept such filing, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to securities analysts and prospective inventors. In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Trustee, the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

         22. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE
PERFORMED IN SAID STATE.

                          FORM OF NOTATION OF SECURITY
                        RELATING TO SUBSIDIARY GUARANTEE


         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. The Indebtedness evidenced by this Subsidiary Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture), and this Subsidiary Guarantee is issued subject to such provisions. Each Holder of a Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                            GUARANTORS:

                                            ATLANTA MOTOR SPEEDWAY, INC.,
Attest:                                                   a Georgia corporation


                                            By:
Secretary                                                     Name:
                                            Title:

                                            BRISTOL MOTOR SPEEDWAY, INC.,
Attest:                                                 a Tennessee corporation


                                            By:
Secretary                                                     Name:
                                            Title:

                                            CHARLOTTE MOTOR SPEEDWAY, INC.,
Attest:                                            a North Carolina corporation


                                            By:
Secretary                                                     Name:
                                            Title:

                                            SPR ACQUISITION CORPORATION,
Attest:                                                a California corporation


                                            By:
Secretary                                                     Name:
                                            Title:

                                            TEXAS MOTOR SPEEDWAY, INC.,
Attest:                                                   a Texas corporation


                                            By:
Secretary                                                     Name:
                                            Title:

                                           600 RACING, INC.,
Attest:                                            a North Carolina corporation


                                          By:
Secretary                                                   Name:
                                          Title:

                                          SONOMA FUNDING CORPORATION,
Attest:                                                a California corporation


                                          By:
Secretary                                                   Name:
                                          Title:

                                          SPEEDWAY CONSULTING & DESIGN, INC.,
Attest:                                            a North Carolina corporation


                                          By:
Secretary                                                   Name:
                                          Title:

                                          THE SPEEDWAY CLUB, INC.,
Attest:                                            a North Carolina corporation


                                          By:
Secretary                                                   Name:
                                          Title:

                                          INEX, CORP.,
Attest:                                            a North Carolina corporation


                                          By:
Secretary                                                   Name:
                                          Title:

                                          SPEEDWAY FUNDING CORP.,
Attest:                                           a Delaware corporation


                                           By:
Secretary                                                    Name:
                                           Title:

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)


FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

- -----------------------------------------


- --------------------------------------------------------------------------------
                  (Please print name and address of transferee)


this Note, together with all right, title and interest herein, and does hereby
irrevocably constitute and appoint                 Attorney to transfer this
Note on the Security Register, with full power of substitution.

Dated:

- -----------------------------------        -----------------------------------
Signature of Holder                          Signature Guaranteed:


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular way, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)


     ( ) In connection with the Change of Control Offer made pursuant to Section
         4.15 of the Indenture, the undersigned hereby elects to have

            ( )   the entire principal amount

            ( )      $                      ($1,000 in principal amount or
                   ---------------------
                   an integral multiple thereof) of this Note

         repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

     ( ) In connection with the Asset Sale Offer made pursuant to Section 4.10 of the Indenture, the undersigned hereby elects to have

            ( )     the entire principal amount

                  $                     ($1,000 in principal amount or an
            ( )    ---------------------
                  integral multiple thereof) of this Note

         repurchased by the Company. The undersigned hereby directs the Trustee
         or Paying Agent to pay it or                        an amount in cash
         equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.


Dated:


- -----------------------------------      -----------------------------------
Signature of Holder                         Signature Guaranteed:


NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE3

        The following exchanges of a part of this Global Note for Certificated Notes have been made:


                                                                             Principal Amount of         Signature of
                          Amount of decrease        Amount of increase        this Global Note        authorized officer
                          in Principal Amount       in Principal Amount        following such         of Trustee or Note
   Date of Exchange       of this Global Note       of this Global Note    decrease (or increase)          Custodian
- ----------------------  -----------------------  ------------------------ ------------------------  ----------------






- --------
3This should be included only if the Note is issued in Global Form.

                                                         EXHIBIT B

                        CERTIFICATE TO BE DELIVERED UPON
                  EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

RE:  8 1/2% SENIOR SUBORDINATED NOTES DUE 2007 OF SPEEDWAY MOTORSPORTS, INC.

           THIS CERTIFICATE RELATES TO $_____ PRINCIPAL AMOUNT OF NOTES HELD IN
* ________ BOOK-ENTRY OR *_______ DEFINITIVE FORM BY ________________
(THE "TRANSFEROR").

THE TRANSFEROR*:

     ( )   HAS REQUESTED THE TRUSTEE BY WRITTEN ORDER TO DELIVER IN EXCHANGE FOR
ITS BENEFICIAL INTEREST IN THE GLOBAL NOTE HELD BY THE DEPOSITORY A NOTE OR NOTES IN DEFINITIVE, REGISTERED FORM OF AUTHORIZED DENOMINATIONS IN AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO ITS BENEFICIAL INTEREST IN SUCH GLOBAL NOTE (OR THE PORTION THEREOF INDICATED ABOVE); OR

      ( )   HAS REQUESTED THE TRUSTEE BY WRITTEN ORDER TO EXCHANGE OR REGISTER
THE TRANSFER OF A NOTE OR NOTES.

           IN CONNECTION WITH SUCH REQUEST AND IN RESPECT OF EACH SUCH NOTE, THE TRANSFEROR DOES HEREBY CERTIFY THAT TRANSFEROR IS FAMILIAR WITH THE INDENTURE RELATING TO THE ABOVE CAPTIONED NOTES AND AS PROVIDED IN SECTION 2.06 OF SUCH INDENTURE, THE TRANSFER OF THIS NOTE DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT (AS DEFINED BELOW) BECAUSE:*

      ( ) SUCH NOTE IS BEING ACQUIRED FOR THE TRANSFEROR'S OWN ACCOUNT, WITHOUT TRANSFER (IN SATISFACTION OF SECTION 2.06(A)(II)(A) OR SECTION 2.06(D)(I)(A) OF THE INDENTURE).

      ( ) SUCH NOTE IS BEING TRANSFERRED TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")) IN RELIANCE ON RULE 144A (IN SATISFACTION OF SECTION 2.06(A)(II)(B), SECTION 2.06(B)(I) OR SECTION 2.06(D)(I)(B) OF THE INDENTURE) OR PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT (IN SATISFACTION OF SECTION 2.06(A)(II)(B) OR SECTION 2.06(D)(I)(B) OF THE INDENTURE.)






- ---------------
 *CHECK APPLICABLE BOX.

    ( )    SUCH NOTE IS BEING TRANSFERRED IN ACCORDANCE WITH RULE 144 UNDER THE
SECURITIES ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (IN SATISFACTION OF SECTION 2.06(A)(II)(B)(2) OR SECTION 2.06(D)(I)(B) OF THE INDENTURE).

    ( )    SUCH NOTE IS BEING TRANSFERRED IN RELIANCE ON AND IN COMPLIANCE WITH
AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OTHER THAN RULE 144A, 144 OR RULE 904 UNDER THE SECURITIES ACT. AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT ACCOMPANIES THIS CERTIFICATE (IN SATISFACTION OF SECTION 2.06(A)(II)(B)(3) OR SECTION 2.06(D)(I)(C) OF THE INDENTURE).



                                                  [INSERT NAME OF TRANSFEROR]


                                       BY:_____________________________________



DATE: ________________________




















- -------------
 *CHECK APPLICABLE BOX.